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                                                                   EXHIBIT 10.50









                             UNCONDITIONAL GUARANTY





                          DATED AS OF NOVEMBER 9, 2000




   RE: $17,500,000 14.5% SERIES B SENIOR SUBORDINATED NOTES DUE JUNE 30, 2005
                   ISSUED BY QUESTRON OPERATING COMPANY, INC.






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                                TABLE OF CONTENTS
                                                                            PAGE

1.  PRELIMINARY STATEMENTS                                                     1

2.  GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS                                 2
         2.1 Guarantied Obligations.......................................2
         2.2 Waivers and Other Agreements.................................3
         2.3 Nature of Guaranty...........................................4
         2.4 Obligations Absolute.........................................4
         2.5 No Investigation by Noteholders..............................5
         2.6 Indemnity....................................................5
         2.7 Subordination, Subrogation, Etc..............................6
         2.8 Waiver.......................................................6
         2.9 Limitation on Guarantied Obligations.........................6
         2.10 Marshaling..................................................6
         2.11 Setoff, Counterclaim or Other Deductions....................7
         2.12 No Election of Remedies by Noteholders......................7
         2.13 Separate Action; Other Enforcement Rights...................7
         2.14 Noteholder Setoff...........................................7
         2.15 Delay or Omission; No Waiver................................7
         2.16 Restoration of Rights and Remedies..........................8
         2.17 Cumulative Remedies.........................................8
         2.18 Subordination to Senior Debt................................8

3.  WARRANTIES AND REPRESENTATIONS                                             9
         3.1 Representations and Warranties in Securities Purchase
             Agreement....................................................9
         3.2 Due Authorization; Enforceability............................9
         3.3 Governmental Consent........................................10
         3.4 Nature of Business of Company and Subsidiaries..............10
         3.5 Solvency....................................................10

4.  INTERPRETATION OF THIS UNCONDITIONAL GUARANTY                             11
         4.1 Terms Defined...............................................11
         4.2 Section Headings and Construction...........................11
         4.3 Governing Law...............................................12

5  MISCELLANEOUS                                                              12
         5.1 Communications..............................................12
         5.2 Reproduction of Documents...................................13
         5.3 Survival, Entire Agreement..................................13
         5.4 Successors and Assigns......................................13
         5.5 Amendment...................................................13
         5.6 Benefits of Guaranty Restricted to Noteholders..............14
         5.7 Joinder Agreement...........................................14


Annex 1    --   Addresses of Guarantors
Annex 2    --   Form of Joinder Agreement

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                             UNCONDITIONAL GUARANTY

         UNCONDITIONAL GUARANTY, dated as of November 9, 2000 (as amended, restated or otherwise modified from time to time, this "UNCONDITIONAL GUARANTY"), by QUESTRON TECHNOLOGY, INC., a Delaware corporation; QUESTRON FINANCE CORP. a Delaware corporation; QUESTRON DISTRIBUTION LOGISTICS, INC., a Delaware corporation; COMP WARE, INC., a Delaware corporation; POWER COMPONENTS, INC., a Pennsylvania corporation; INTEGRATED MATERIAL SYSTEMS, INC., an Arizona corporation; CALIFORNIA FASTENERS, INC., a California corporation; FAS-TRONICS, INC., a Texas corporation; FORTUNE INDUSTRIES, INC., a Texas corporation; CAPITAL FASTENERS, INC., a North Carolina corporation; ACTION THREADED PRODUCTS, INC., an Illinois corporation; ACTION THREADED PRODUCTS OF GEORGIA, INC., a Georgia corporation; ACTION THREADED PRODUCTS OF MINNESOTA, INC., a Minnesota corporation; B&G SUPPLY COMPANY, INC., a Texas corporation; and R.S.D. SALES CO., INC., a New York corporation (collectively, the "ORIGINAL GUARANTORS") and each other Person that becomes a party hereto from time to time by execution and delivery of a Joinder Agreement (collectively, with the Original Guarantors, and including their respective successors and assigns, the "GUARANTORS"), in favor of each of the Noteholders (as such term is hereinafter defined).

1.       PRELIMINARY STATEMENTS

         WHEREAS, Questron Operating Company, Inc. (together with its successors and assigns, the "COMPANY"), a Delaware corporation, has authorized the issuance of its 14.50% Series B Senior Subordinated Notes due June 30, 2005 (as may be amended, restated or otherwise modified from time to time, the "NOTES"), in the aggregate principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), pursuant to a Note Agreement, dated as of November 9, 2000 (as maybe amended, restated or otherwise modified from time to time, the "NOTE AGREEMENT"), entered into by the Company with each of the purchasers of the Notes named on Annex I to the Note Agreement (the "PURCHASERS"); and

         WHEREAS, the proceeds of the sale of the Notes will be used, in part, and together with other new indebtedness of the Company, to repay indebtedness of the Company which is guaranteed by the Original Guarantors and which is secured by Liens upon the assets of the Original Guarantors; and

         WHEREAS, in order to induce the Purchasers to purchase the Notes, each of the Original Guarantors has agreed to become a Guarantor hereunder and the Company has agreed, pursuant to the Note Agreement, that each other Subsidiary, will be required to become a Guarantor hereunder; and

         WHEREAS, each of the Original Guarantors will receive direct economic benefit from the granting of this Unconditional Guaranty in that the proceeds from the sale of the Notes will be used to prepay indebtedness of the Company, which payment will result in the discharge of the existing guarantees of such indebtedness by the Original Guarantors and the discharge of existing Liens upon the Property of such Original Guarantors; and each Guarantor will receive direct and indirect economic, financial and other benefits from

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the Debt incurred under the Note Agreement and the Notes by the Company, and under this Unconditional Guaranty, and the incurrence of such Debt and the guaranteeing of such Debt hereby is in the best interests of such Guarantor; and

         WHEREAS, all acts and proceedings required by law and by the constitutive documents of each Guarantor necessary to constitute this Unconditional Guaranty a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, each of the Guarantors agrees as follows:

2.       GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

         2.1.     GUARANTIED OBLIGATIONS

                  (a) Each Guarantor, in consideration of the execution and delivery of the Note Agreement, the purchase of the Notes by the Purchasers and other consideration, hereby irrevocably, unconditionally and absolutely guaranties, on a continuing basis, to each Noteholder, jointly and severally, as and for such Guarantor's own debt:

                           (a) the prompt payment of the principal of the Notes
                  and any and all accrued and unpaid interest (including, without limitation, interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) and Compensation Amount on the Notes and all other obligations of the Company to the Noteholders under the Note Agreement (including, without limitation, its obligations in respect of Section 9.6 and Section 9.8 thereof), whether by mandatory or optional prepayment, acceleration or otherwise, all in accordance with the terms of the Note Agreement and the Notes, including, without limitation, overdue interest, indemnification payments and all reasonable costs and expenses incurred by the Noteholders in connection with enforcing any obligations of the Company under the Note Agreement and the Notes, including, without limitation, the reasonable fees and disbursements of Noteholders' special counsel;

                           (b) the prompt and punctual performance and
                  observance of each and every term, covenant or agreement contained in the Note Agreement and the Notes to be performed or observed on the part of the Company; and

                           (c) the prompt and complete payment, on demand, of
                  any and all reasonable costs and expenses incurred by the Noteholders in connection with enforcing the obligations of such Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of Noteholders' special counsel.

                  All of the obligations set forth in subsections (i), (ii) and
                  (iii) of this Section 2.1 are referred to herein as the "GUARANTIED OBLIGATIONS" and the

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                  guaranty thereof contained herein is a primary, original and immediate obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full, final and indefeasible payment of the Guarantied Obligations. (B) If for any reason any duty, agreement or obligation of the Company contained in the Note Agreement shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with the Note Agreement or the Notes shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Noteholders regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency. 2.2. WAIVERS AND OTHER AGREEMENTS

         Each Guarantor hereby unconditionally:

                  (a) waives any requirement that the Noteholders, upon the occurrence of an Event of Default, first make demand upon, or seek to enforce remedies against, the Company before demanding payment under or seeking to enforce the obligations of such Guarantor under this Unconditional Guaranty;

                  (b) agrees that the obligations of such Guarantor under this Unconditional Guaranty will not be discharged except by complete performance of all obligations of the Company contained in the Note Agreement, the Notes and the other Financing Documents;

                  (c) agrees that the obligations of such Guarantor under this Unconditional Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of the Note Agreement, the Notes or any other Financing Document, or any limitation on the liability of any Guarantor under this Unconditional Guaranty, or any limitation on the method or terms of payment under the Note Agreement, the Notes or any other Financing Document which may at any time be caused or imposed in any manner whatsoever (including, without limitation, usury laws);

                  (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Company under or in connection with the Note Agreement, the Notes or any other Financing Document, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of such Guarantor under this Unconditional Guaranty; and

                  (e) agrees that to the extent the Company makes a payment or payments to any Noteholder, which payment or payments or any part thereof are subsequently

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         invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, state or federal law, or any common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and each Guarantor shall be primarily liable for such obligation.

         2.3.     NATURE OF GUARANTY

         The obligations of each Guarantor under this Unconditional Guaranty constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Noteholders and are not contingent upon the pursuit by the Noteholders of any such rights and remedies, such pursuit being hereby waived by such Guarantor. Notwithstanding anything to the contrary set forth in the Note Agreement, the Notes or any other Financing Document, the obligations of each Guarantor under this Unconditional Guaranty are joint and several with the obligations of each other Guarantor and any other guarantor of all or any part of the Guarantied Obligations.

         2.4.     OBLIGATIONS ABSOLUTE

         The obligations, covenants, agreements and duties of each Guarantor under this Unconditional Guaranty shall not be released, affected or impaired by any of the following, whether or not undertaken with notice to or consent of such Guarantor:

                  (a) any assignment or transfer, in whole or in part, of any Note although made without notice to or consent of such Guarantor;

                  (b) any waiver by any Noteholder, or by any other Person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in the Note Agreement or in any other Financing Document (except, in such case, that any such waiver by any Noteholder shall extend to this Unconditional Guaranty as well);

                  (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with the Note Agreement, the Notes or any other Financing Document, or of the time for performance by the Company of any other obligations under or arising out of the Note Agreement, the Notes or any other Financing Document, or the extension or renewal thereof (except, in such case, that any such indulgence or extension by the Noteholders shall apply to this Unconditional Guaranty as well);

                  (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in the Note Agreement, the Notes or any other Financing Document (the modification, amendment or waiver from time to time of the Note Agreement, the Notes and the other Financing

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         Documents being expressly authorized without further notice to or consent of such Guarantor) (except, in such cases that any such modification, amendment or waiver by the Noteholders shall apply to this Unconditional Guaranty as well);

                  (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or any of its assets;

                  (f) the merger or consolidation of the Company or any Guarantor with any other Person;

                  (g) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition contained in the Note Agreement, the Notes or any other Financing Document, by operation of law; or

                  (h) any other cause, whether similar or dissimilar to the foregoing, that would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor under this Unconditional Guaranty.

         2.5.     NO INVESTIGATION BY NOTEHOLDERS

         Each Guarantor hereby waives unconditionally any obligation that, in the absence of this provision, the Noteholders might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guarantied Obligations, recognizing that, to save both time and expense, such Guarantor has requested that the Noteholders not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any such law by any Noteholder.

         2.6.     INDEMNITY

         As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Noteholders that, should the Guarantied Obligations not be recoverable from such Guarantor under
Section 2.1 for any reason whatsoever (including, without limitation, by reason of any provision of the Note Agreement or the Notes or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Noteholder at any time, such Guarantor as sole, original and independent obligor, upon demand by the Required Holders, will make payment of the Guarantied Obligations to the Noteholders by way of a full indemnity in such currency and otherwise in such manner as is provided in the Note Agreement and the Notes.

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         2.7.     SUBORDINATION, SUBROGATION, ETC

         Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to such Guarantor shall be fully subordinate and junior in right and priority of payment to the Guarantied Obligations and any present or future indebtedness, obligations or liabilities of the Company to the Noteholders. Each Guarantor waives any right of subrogation to the rights of the Noteholders against the Company or any other Person obligated for payment of the Guarantied Obligations and any right of reimbursement, contribution or indemnity whatsoever (including, without limitation, any such right as against the Company or any other Guarantor) arising or accruing out of any payment that such Guarantor may make pursuant to this Unconditional Guaranty, and any right of recourse to security for the debts and obligations of the Company, unless and until the entire amount of the Guarantied Obligations shall have been fully, finally and indefeasibly paid in full for a period of not less than one hundred twenty (120) days.

         2.8.     WAIVER

         To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Unconditional Guaranty, the Note Agreement, the Notes or any other Financing Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the Company under the Note Agreement, the Notes or any other Financing Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

         2.9.     LIMITATION ON GUARANTIED OBLIGATIONS

         Notwithstanding anything in Section 2.1 or elsewhere in this Unconditional Guaranty or any other Financing Document to the contrary, the obligations of each Guarantor under this Unconditional Guaranty shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to any such Guarantor, Section 548 of the Bankruptcy Code of the United States of America and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of such Guarantor under this Unconditional Guaranty).

         2.10.    MARSHALING

         Neither any Noteholder nor any Person acting for the benefit of any Noteholder shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

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         2.11.    SETOFF, COUNTERCLAIM OR OTHER DEDUCTIONS

         Except as otherwise required by law, each payment by each Guarantor shall be made without setoff, counterclaim or other deduction.

         2.12.    NO ELECTION OF REMEDIES BY NOTEHOLDERS

         No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder's right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Noteholder against the Company or any Guarantor under any document or instrument evidencing obligations of the Company or any Guarantor to such Noteholder shall serve to diminish the liability of any Guarantor under this Unconditional Guaranty, except to the extent that such Noteholder finally and unconditionally shall have realized payment by such action or proceeding in respect of the Guarantied Obligations.

         2.13.    SEPARATE ACTION; OTHER ENFORCEMENT RIGHTS

         Each of the rights and remedies granted under this Unconditional Guaranty to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder without notice by such Noteholder to, or the consent of or any other action by, any other Noteholder. Each Noteholder may proceed to protect and enforce this Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

         2.14.    NOTEHOLDER SETOFF

         Each Noteholder shall have, to the fullest extent permitted by law and this Unconditional Guaranty, a right of set-off against any and all credits and any and all other property of each Guarantor now or at any time whatsoever, with or in the possession of such Noteholder, or anyone acting for such Noteholder, to ensure the full performance of any and all obligations of each Guarantor hereunder.

         2.15.    DELAY OR OMISSION; NO WAIVER

         No course of dealing on the part of any Noteholder and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by this Unconditional Guaranty or by law to any Noteholder may be exercised from time to time as often as may be deemed expedient by such Person.

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         2.16.    RESTORATION OF RIGHTS AND REMEDIES

         If any Noteholder shall have instituted any proceeding to enforce any right or remedy under this Unconditional Guaranty or under any Note held by such Noteholder, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such Noteholder, then and in every such case each such Noteholder, the Company and each Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Noteholders shall continue as though no such proceeding had been instituted.

         2.17.    CUMULATIVE REMEDIES

         No remedy under this Unconditional Guaranty, the Note Agreement, the Notes or any other Financing Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Unconditional Guaranty, the Note Agreement, the Notes or any other Financing Document.

         2.18.    SUBORDINATION TO SENIOR DEBT

         The Guarantied Obligations and all other obligations of the Guarantor in respect of the Subordinated Debt are subordinate and junior in right of payment to any and all guaranties or other Debt of the Guarantors owing to the holders of Senior Debt in respect of the Senior Debt to the same extent and on the same terms as the Subordinated Debt are subordinated to the Senior Debt pursuant to the provisions of Section 7 of the Note Agreement. The provisions of
Section 7 of the Note Agreement and the defined terms set forth in Section 8.1 of the Note Agreement, to the extent used in such Section 7, are hereby incorporated in their entirety herein, mutatis mutandis, by this reference thereto. Each Noteholder shall be deemed to acknowledge and agree that the these subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Notes, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt, and each holder of Senior Debt shall be a direct beneficiary of the provisions of this
Section 2.18. Notwithstanding anything contained in this Unconditional Guaranty or any other Financing Document to the contrary, this Section 2.18 may not, directly or indirectly, be amended, modified, supplemented or waived without the prior written consent of the Senior Agent, on behalf of the holders of the Senior Debt, for so long as the Senior Credit Facility shall exist, and, thereafter, the holders of the Senior Debt. Nothing in this Section 2.18 shall affect, as among the Guarantors and the Noteholders, the obligations of the Guarantors under this Unconditional Guaranty, which obligations remain absolute and unconditional notwithstanding such subordination.

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3.       WARRANTIES AND REPRESENTATIONS

         Each Guarantor warrants and represents, as of the date such Guarantor becomes a Guarantor hereunder, as follows:

         3.1.     REPRESENTATIONS AND WARRANTIES IN SECURITIES PURCHASE
                  AGREEMENT

         Each of the warranties and representations made by the Company in
Section 2 of the Securities Purchase Agreement with respect to Subsidiaries or the Guarantors generally are true with respect to such Guarantor on the date that such Guarantor becomes a Guarantor, with the same effect as though such warranties and representations were made on and as of such date rather than on and as of the date of this Unconditional Guaranty.

         3.2.     DUE AUTHORIZATION; ENFORCEABILITY

                  (a) Unconditional Guaranty is Legal and Authorized. The execution and delivery of this Unconditional Guaranty by such Guarantor and compliance by such Guarantor with all of the provisions hereof:

                           (a) is within the corporate powers of such Guarantor;
                  and

                           (b) is legal and does not conflict with, result in
                  any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of such Guarantor under the provisions of:

                                    (i) any agreement, charter instrument, bylaw
                           or other instrument to which such Guarantor is a party or by which such Guarantor is or may be bound;

                                    (ii) any order, judgment, decree, or ruling
                           of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Property; or

                                    (iii) any statute or other rule or
                           regulation of any Governmental Authority applicable to such Guarantor or any of its Property.

                  (b) Obligations are Enforceable. This Unconditional Guaranty has been duly authorized by all necessary action on the part of such Guarantor, has been executed and delivered by one or more duly authorized officers of such Guarantor, and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except that:

                           (a) the enforceability thereof may be limited by
                  applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies; and

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                           (b) rights to indemnity and contribution contained
                  therein may be limited by applicable law or public policy.

         3.3.     GOVERNMENTAL CONSENT

                  (a) Neither the execution and delivery of this Unconditional Guaranty by such Guarantor, nor the performance of the obligations of such Guarantor hereunder, is such as to require a consent, approval or authorization of, or pre-filing, registration or qualification with, any Governmental Authority on the part of such Guarantor as a condition hereto, except for:

                           (a) such consents, approvals, authorizations,
                  pre-filings, registrations and qualifications described on
                  Part 2.15(a) of Annex 3, all of which have been obtained on or prior to the Closing Date; and

                           (b) such consents, approvals, authorizations,
                  pre-filings, registrations and qualifications which, if not obtained, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the execution and delivery of this Unconditional Guaranty by such Guarantor, nor the incurrence of obligations represented hereby, nor the performance of its obligations hereunder:

                           (a) is subject to regulation under the Investment
                  Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts of the United States of America (49 U.S.C.), as amended, or the Federal Power Act, as amended; or

                           (b) violates any provision of any statute or other
                  rule or regulation of any Governmental Authority applicable to such Guarantor.

         3.4.     NATURE OF BUSINESS OF COMPANY AND SUBSIDIARIES

         The Company and the Subsidiaries have sought and obtained the Note Agreement, the sale of the Notes and the related transactions based upon their consolidated financial position and such Guarantor understands that the Purchasers are relying upon the consolidated financial condition of the Company and the Subsidiaries in purchasing the Notes.

         3.5.     SOLVENCY

         The fair value of the business and assets of each of the Company and the Guarantors exceeds the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, uninatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by the Note Agreement, the Notes and this Unconditional Guaranty, including, without limitation, the provisions of Section 2.9. Neither the Company nor any of the Guarantors, after giving effect to the transactions contemplated by the Note Agreement, the Notes and this Unconditional Guaranty, will be insolvent or will be engaged

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in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and Section 548 of Title 11 of the United States
Code), and none of the Guarantors nor the Company has any intent to hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted or incur debts that would be beyond its ability to pay as they mature.

4.       INTERPRETATION OF THIS UNCONDITIONAL GUARANTY

         4.1.     TERMS DEFINED

         As used in this Unconditional Guaranty, capitalized terms have the meaning specified in the Note Agreement unless otherwise specified below or set forth in the section of this Unconditional Guaranty referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

                  COMPANY -- the first Recital.

                  FINANCING DOCUMENTS -- means and includes this Unconditional Guaranty, the Note Agreement, the Securities Purchase Agreements, the Notes, and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

                  GUARANTIED OBLIGATIONS -- Section 2. 1.

                  GUARANTORS -- the introductory paragraph.

                  NOTE AGREEMENT -- the first Recital.

                  NOTEHOLDER -- means, at any time, each Person that is the holder of any Note at such time.

                  NOTES -- the first Recital.

                  ORIGINAL GUARANTOR -- the introductory paragraph.

                  PURCHASERS -- the first Recital.

                  UNCONDITIONAL GUARANTY, THIS -- the introductory paragraph.

         4.2.     SECTION HEADINGS AND CONSTRUCTION

                  (a) Section Headings, etc. The titles of the Sections of this Unconditional Guaranty and the Table of Contents of this Unconditional Guaranty appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Unconditional Guaranty as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Unconditional Guaranty. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Unconditional Guaranty.

                  (b) Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

         4.3.     GOVERNING LAW

         THIS UNCONDITIONAL GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

5.       MISCELLANEOUS

         5.1.     COMMUNICATIONS

                  (a) Method, Address. All communications hereunder shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to any Guarantor shall be addressed to such Guarantor at the address of the Company as set forth in the Note Agreement, or, at the option of any holder of Notes, as set forth on Annex 1 or at such other address of which such Guarantor shall have notified each holder of Notes. Communications to the holders of the Notes shall be addressed as provided in Section 9.1 of the Note Agreement.

                  (b) When Given. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (c) Service of Process. Notwithstanding the foregoing provisions of this Section 5.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 9.7(c) of the Note Agreement.

         5.2.     REPRODUCTION OF DOCUMENTS.

                  This Unconditional Guaranty and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed may be reproduced by any Guarantor or any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Guarantor or such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 5.2 shall prohibit any Guarantor or holder of Notes from contesting the accuracy or validity of any such reproduction.

         5.3.     SURVIVAL, ENTIRE AGREEMENT.

                  All warranties, representations, certifications and covenants contained herein, in the Securities Purchase Agreement or in any certificate or other instrument delivered hereunder shall be considered to have been relied upon by the other parties hereto and shall survive the delivery to you of the Notes regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate or other instrument delivered pursuant to the terms hereof or of the Securities Purchase Agreement shall constitute warranties and representations hereunder. All obligations hereunder (other than payment of the Guarantied Obligations, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of the Notes and the termination hereof. Subject to the preceding sentence, this Unconditional Guaranty and the other Financing Documents embody the entire agreement and understanding among the Guarantors and the Purchasers, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         5.4.     SUCCESSORS AND ASSIGNS

                  This Unconditional Guaranty shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by any holder. Anything contained in this Section 5.4 notwithstanding, no Guarantor may assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes.

         5.5.     AMENDMENT

         This Unconditional Guaranty may be amended in accordance with Section
5.7 and this Unconditional Guaranty may be further amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver of any of the provisions of Section 2.1, or any defined term as it is used therein, will be effective unless consented to by each Guarantor and each Noteholder in writing; provided that this Unconditional Guaranty may, in the manner specified in Section 5.7, be amended to add one or more new Guarantors hereunder without the consent of any other Guarantor or any holder of Notes.

         5.6.     BENEFITS OF GUARANTY RESTRICTED TO NOTEHOLDERS

         Nothing express or implied in this Unconditional Guaranty is intended or shall be construed to give to any Person other than the Guarantors and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision therein or herein contained, and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Guarantors and the Noteholders.

         5.7.     JOINDER AGREEMENT

         Upon execution and delivery by any Person of a counterpart of a Joinder Agreement substantially in the form attached to this Unconditional Guaranty as Annex 2, this Unconditional Guaranty shall for all purposes, without further action, be deemed to have been amended to add such Person as a Guarantor hereunder with the same effect as if such Person had been an original party hereto.

                  (a) Waiver of Jury Trial; Consent to Jurisdiction; Etc

                           (a) Waiver of Jury Trial. TO THE FULLEST EXTENT
                  PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS UNCONDITIONAL GUARANTY OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

                           (b) Consent to Jurisdiction. ANY SUIT, ACTION OR
                  PROCEEDING ARISING OUT OF OR RELATING TO THIS UNCONDITIONAL GUARANTY OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS UNCONDITIONAL GUARANTY OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS UNCONDITIONAL GUARANTY, EACH GUARANTOR HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH

                  COURT, AND EACH GUARANTOR HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNCONDITIONAL GUARANTY OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                           (c) Service of Process. EACH GUARANTOR IRREVOCABLY
                  AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNCONDITIONAL GUARANTY OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS S SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                           (d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE
                  DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY GUARANTOR IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                  (a) Execution in Counterpart. This Unconditional Guaranty may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.


      [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]

        IN WITNESS WHEREOF, each Guarantor has caused this Unconditional Guaranty to be executed on its behalf by one of its duly authorized officers.

                                          QUESTRON TECHNOLOGY, INC.
                                          QUESTRON FINANCE CORP.
                                          QUESTRON DISTRIBUTION LOGISTICS,
                                             INC.
                                          COMP WARE, INC.
                                          POWER COMPONENTS, INC.
                                          INTEGRATED MATERIAL SYSTEMS, INC.
                                          CALIFORNIA FASTENERS, INC.
                                          FAS-TRONICS, INC.
                                          FORTUNE INDUSTRIES, INC.
                                          CAPITAL FASTENERS, INC.
                                          ACTION THREADED PRODUCTS, INC.
                                          ACTION THREADED PRODUCTS OF
                                             GEORGIA, INC.
                                          ACTION THREADED PRODUCTS OF
                                             MINNESOTA, INC.
                                          R.D.S. SALES CO., INC
                                          B&G SUPPLY COMPANY, INC.



                                          By_________________________________
                                          Name:
                                          Title:

                   [Signature Page to Unconditional Guaranty]

                                     ANNEX 1

                             ADDRESSES OF GUARANTORS


QUESTRON TECHNOLOGY, INC.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

QUESTRON FINANCE CORP.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

QUESTRON DISTRIBUTION LOGISTICS, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

COMP WARE, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

POWER COMPONENTS, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

INTEGRATED MATERIAL SYSTEMS, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

CALIFORNIA FASTENERS, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

FAS-TRONICS, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

                                   Annex 1-1

FORTUNE INDUSTRIES, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

CAPITAL FASTENERS, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

ACTION THREADED PRODUCTS, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

ACTION THREADED PRODUCTS OF GEORGIA, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

ACTION THREADED PRODUCTS OF MINNESOTA, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

B&G SUPPLY COMPANY, INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

R.S.D. SALES CO., INC.
c/o Questron Technology, Inc.
6400 Congress Ave., Suite 2000
Boca Raton, Florida 33487

                                   Annex 1-2

                                     ANNEX 2

                           [FORM OF JOINDER AGREEMENT]

                                JOINDER AGREEMENT

                                                                          [Date]

To each of the Noteholders
(as defined in the Unconditional Guaranty hereinafter referred to)

Ladies and Gentlemen:

         Reference is made to the Unconditional Guaranty, dated as of November 8, 2000 (as amended, restated or otherwise modified from time to time, the "UNCONDITIONAL GUARANTY"), by QUESTRON FINANCE CORP. a Delaware corporation; QUESTRON TECHNOLOGY, INC., a Delaware corporation; QUESTRON DISTRIBUTION LOGISTICS, INC., a Delaware corporation; COMPWARE, INC. , a Delaware corporation; POWER COMPONENTS, INC., a Pennsylvania corporation; INTEGRATED MATERIAL SYSTEMS, INC., a Arizona corporation; CALIFORNIA FASTENERS, INC., a California corporation; FAS-TRONICS, INC., a Texas corporation; FORTUNE INDUSTRIES, INC., a Texas corporation; CAPITAL FASTENERS, INC. , a North Carolina corporation; ACTION THREADED PRODUCTS, INC., a Illinois corporation; ACTION THREADED PRODUCTS OF GEORGIA, INC., a Georgia corporation; ACTION THREADED PRODUCTS OF MINNESOTA, INC., a Minnesota corporation; B. G. SUPPLY COMPANY, INC., a Texas corporation; and R.S.D. SALES CO., INC., a New York corporation (collectively, together with each other Person that becomes or has become a party to the Unconditional Guaranty and including their respective successors and assigns, the "GUARANTORS"), in favor of each of the Noteholders (as defined in the Unconditional Guaranty). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Unconditional Guaranty.

         [NEW GUARANTOR], a ______________________ (the "NEW GUARANTOR"), agrees with you as follows:

          1. GUARANTY. The New Guarantor hereby unconditionally and expressly agrees to become, by execution and delivery of this Agreement does become, and assumes each and every one of the obligations of, a "Guarantor" under and as defined in the Unconditional Guaranty. In addition, the New Guarantor makes each and every representation and warranty of a Guarantor set forth in the Unconditional Guaranty as of the date hereof. Without limitation of the foregoing or of anything in the Unconditional Guaranty, by such execution and delivery hereof the New Guarantor does become fully liable, as a Guarantor, for the payment of the Guarantied Obligations as further provided in Section 2.1 of the Unconditional Guaranty. As provided in Section 5.7 of the Unconditional Guaranty, the Unconditional Guaranty is hereby amended, without any further action, to add the New Guarantor as a Guarantor thereunder as if the New Guarantor had been an original party to the Unconditional Guaranty. Annex 1 to the Unconditional Guaranty is hereby amended by adding the following address of the New Guarantor for purposes of communications

                                    Annex 2-1
pursuant to Section 5.1 of the Unconditional Guaranty: [insert name and address of New Guarantor].

         2. FURTHER ASSURANCES. The New Guarantor agrees to cooperate with the Noteholders and execute such further instruments and documents as the Required Holders shall reasonably request to effect, to the reasonable satisfaction of the Required Holders, the purposes of this Agreement.

         3. BINDING EFFECT. This Agreement shall be binding upon the New Guarantor and shall inure to the benefit of the Noteholders and their respective successors and assigns.

         4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                    Annex 2-2

         IN WITNESS WHEREOF, the New Guarantor has caused this Agreement to be executed on its behalf by one of its duly authorized officers.

                                           [NEW GUARANTOR]



                                            By________________________________
                                              Name:
                                              Title:

                                   Annex 2-3